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                                                                       Exhibit 5

                                     [LOGO]

                             200 East Randolph Drive
                             Chicago, Illinois 60601
                                 (312) 861-2000
                            Facsimile: (312) 861-2200

                               December 31, 2001

Aksys, Ltd.
Two Marriott Drive
Lincolnshire, Illinois 60069

Ladies and Gentlemen:

We are acting as special counsel to Aksys, Ltd., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of the resale of (i) 3,195,230 shares of its Common Stock issued to certain investors on or about December 19, 2001 (the "Closing Shares") and (ii) 584,728 shares of its Common Stock underlying certain stock purchase warrants of the Company issued to such investors (the "Warrant Shares" and together with the Closing Shares, the "Shares"), pursuant to a Registration Statement on Form S-3. All of the Shares to be registered pursuant to the Registration Statement are being offered by selling stockholders.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Restated Certificate of Incorporation of the Company, and (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance and sale of the Shares.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that (i) the Closing Shares have been duly authorized and validly issued and are fully paid and nonassessable and (ii) the Warrant Shares have been duly authorized and that when the Warrant Shares are issued and paid for in accordance with the terms of the respective stock purchase warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the General Corporation Law of the State of Delaware.



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We hereby consent to the filing of this opinion with the Securities and Exchange
Commission (the "Commission") as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise. This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                       Sincerely,


                                       /s/ Kirkland & Ellis